Exhibit 107

Calculation of Filing Fee Tables

424B7

(Form Type)

Match Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	Other	17,409,782(1)	$35.49(2)	$617,873,164(2)	$110.20 per $1,000,000	$68,089.63
	Total Offering Amounts					$617,873,164
	Total Fees Previously Paid							$68,089.63
	Total Fee Offsets							$68,089.63
	Net Fee Due							$0

(1)            Represents the maximum number of shares of Match Group Common Stock, $0.001 par value per share (the “Common Stock”) that Match Group expects could be issued upon exchange of the Notes, at an exchange rate corresponding to (i) for the 0.875% Exchangeable Senior Notes due 2026 (the “2026 Notes”), the maximum exchange rate of 15.13894 shares of Match Group Common Stock per $1,000 principal amount of the 2026 Notes and (ii) for the 2.00% Exchangeable Senior Notes due 2030 (the “2030 Notes” and together with the 2026 Notes, the “Notes”), the maximum exchange rate of 15.13894 shares of Match Group Common Stock per $1,000 principal amount of the 2030 Notes.

(2)            Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock reported by the NASDAQ Global Select Market on May 2, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Match Group, Inc.	424B3	333-243708	August 10, 2020		$68,089.63	Equity	Common Stock	17,409,782	$524,407,421.44
Fees Offset Sources	Match Group, Inc.	424B3	333-243708		August 10, 2020						$68,089.63(1)

(1)            Match Group, Inc. (the “Registrant”) previously filed a registration statement on Form S-3 (File No. 333-243708), initially filed on August 10, 2020 and declared effective on August 10, 2020 (the “Prior Registration Statement”), which registered 32,993,518 shares of Common Stock for a proposed maximum aggregate offering price of $3,528,986,685.28. The Prior Registration Statement was not used and all 32,993,518 shares of Common Stock were not sold, resulting in an unsold aggregate offering amount of $3,528,986,685.28. This unused amount represents all of the $458,062.47 of the registration fees on the Prior Registration Statement and results in an available fee offset of $68,089.63. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.